UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 25, 2015

FENIX PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37382	46-4421625
(State or other juris- diction of incorporation)	(Commission file number)	(IRS employer identification number)

One Westbrook Corporate Center, Suite 920

Westchester, Illinois 60154

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(630) 480-6413

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Fenix Parts, Inc. (the “Company”) filed a Form 8-K effective on September 28, 2015 (the “Original Form 8-K”), relating to the posting of an investor presentation to its website at http://ir.fenixparts.com/phoenix.zhtml?c=253994&p=irol-IRHome. A copy of the investor presentation was furnished as Exhibit 99.1 to the Original Form 8-K. Slide No. 18 contained in the investor presentation that was attached as Exhibit 99.1 to the Original Form 8-K has been replaced on the Company’s Website by the a corrected Slide No. 18. A copy of the corrected Slide No. 18 is attached hereto as Exhibit 99.1/A. The Company may use the investor presentation, as amended, from time to time in conversations with analysts, investors and others.

The presentation, including the corrected Slide 18, is furnished by the Company pursuant to Item 7.01 of Form 8-K and will not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

The information contained in Exhibit 99.1 as amended by Exhibit 99.1/A is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that the Company may make from time to time, by press release or otherwise. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1/A	Corrected Slide No. 18 to Fenix Parts Investor Presentation, September 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2015.

Fenix Parts, Inc.

By	/s/ Kent Robertson
Kent Robertson
President and Chief Executive Officer